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                                                                    EXHIBIT 10.7

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT (as the same may, from time to time, be amended or supplemented, herein called the "Agreement") dated as of this 24th day of February, 1999, by and between TOSI, L.P., a Texas limited partnership ("Tosi"), and CHISHOLM ENERGY PARTNERS, L.L.C., a Texas limited liability company ("Chisholm"), and for the purposes stated herein, FLOTEK INDUSTRIES INC., an Alberta corporation ("Borrower") and Subsidiaries (as defined below), join in the execution of this Agreement;

                              W I T N E S S E T H:

         WHEREAS, Borrower and Tosi are parties to that certain Convertible Loan Agreement dated October 16, 1997, as amended by that certain Agreement for Extension and Amendment of Loan Agreement, Promissory Note and Warrant dated November 2, 1998 and by that certain Agreement for Second Extension and Amendment of Loan Documents dated February 24, 1999 (said loan agreement, as the same may, from time to time, be amended or supplemented, herein called the "Tosi Loan Agreement") under the terms of which Borrower executed and delivered a promissory note (said note, as the same may be amended, modified, renewed, extended or rearranged, is called the "Tosi Note") in the original principal amount of US$750,000; and

         WHEREAS, the Tosi Note is secured as provided in the Tosi Loan Agreement by the "Security Instruments" (as defined therein) including, among other security documents, (i) that certain Security Agreement (the "Tosi Security Agreement") between Borrower and Tosi dated as of September 18, 1997 and (ii) those certain guaranties and/or security agreements executed by any and all Subsidiaries of Borrower including, without limitation, Petrovalve International Inc., Petrovalve, Inc., USA Petrovalve, Inc., and Turbeco, Inc. (each a "Subsidiary" and collectively, the "Subsidiaries"), all of which "Security Instruments", as the same may have been heretofore or may hereafter be amended, are collectively called the "Tosi Security Instruments", any and all security interests held by Tosi under the Tosi Security Instruments are collectively called the "Tosi Security Interests", and all collateral now or hereafter held to secure the Indebtedness (as defined in the Tosi Loan Agreement) is hereinafter collectively called the "Collateral"; and

         WHEREAS, Borrower and Chisholm are parties to that certain Loan Agreement dated February 24, 1999 (as the same may, from time to time, be amended or supplemented, herein called the "Chisholm Loan Agreement" and, jointly with the Tosi Loan Agreement, the "Loan Agreements") under the terms of which Borrower executed and delivered a promissory note (said note, and any renewal, extension or rearrangement thereof, is called the "Chisholm Note"; the Tosi Note and the Chisholm Note are hereinafter sometimes collectively called the "Notes" or singularly a "Note") in the original principal amount of US$150,000; and

         WHEREAS, the Chisholm Note is secured as provided in the Chisholm Loan Agreement by the "Documents" (as defined therein) including, among other security documents, (i) that certain Security Agreement between Borrower and Chisholm and (ii) those certain guaranty and security agreements executed by Subsidiaries, all of which "Documents", as the same may hereafter be amended or supplemented, are collectively called the "Chisholm Security Instruments" (said



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Chisholm Security Instruments and the Tosi Security Instruments are collectively called the "Security Instruments"), and any and all security interests held by Chisholm under the Chisholm Security Instruments are collectively called the "Chisholm Security Interests" (said Chisholm Security Interests and the Tosi Security Interests are collectively called the "Security Interests"), which Chisholm Security Instruments cover the Collateral; and

         WHEREAS, Chisholm's obligation to advance funds under the Chisholm Loan Agreement is conditioned upon, among other things, Chisholm holding a security interest in all of the Collateral of Borrower and Subsidiaries which is pari passu as described herein with the Tosi Security Interests and Tosi and Chisholm (hereinafter sometimes collectively called the "Secured Parties" or singularly a "Secured Party") entering into this Agreement; and

         WHEREAS, Tosi and Chisholm are desirous of entering into this Agreement to determine, between themselves, the rights and priorities of their respective claims in respect of the Collateral and to provide for certain other matters; and

         WHEREAS, Secured Parties recognize that coordinated acts may from time to time be in the best interests of Secured Parties in connection with the Collateral; and

         NOW, THEREFORE, Tosi and Chisholm hereby agree as follows:

         Section 1. Grant of Security Interest and Relative Priority. Subject to the terms and conditions of this Agreement, Tosi hereby waives application of
Section 6(i)(ii) of the Tosi Security Agreement to Borrower's and each Subsidiary's grant of a security interest to Chisholm pursuant to the Chisholm Security Instruments as in effect on the date hereof. Secured Parties each agree that, as between themselves and notwithstanding the priority of the Tosi Security Interests over the Chisholm Security Interests, but subject to the terms and conditions of this Agreement, the Chisholm Security Interests shall be of equal dignity and pari passu with the Tosi Security Interests in proportion to the respective Percentage Interests of Secured Parties. As used herein, "Percentage Interests" shall mean, on the date of determination, the ratio of
(i) aggregate indebtedness (whether under the Notes, the Security Instruments or otherwise) that Borrower owes to Tosi or Chisholm, as the case may be, to (ii) the then outstanding aggregate indebtedness (whether under the Notes, the Security Instruments or otherwise) that Borrower owes to both Tosi and Chisholm.

         Section 2. Benefits of Collateral. Where possession of Collateral is required to perfect the Security Interests, Tosi shall hold such Collateral required to be pledged and deposited by Borrower or a Subsidiary under the terms of the Security Instruments, along with all payments and proceeds arising therefrom, for the benefit of both Secured Parties as ratable security for the payment of the Notes in accordance with the respective Percentage Interests of Secured Parties. All payments and proceeds of every kind from any Collateral, when directly received by a Secured Party (whether from payments on or with respect to the Collateral, from foreclosure and sale to third parties, from sale of Collateral subsequent to a foreclosure at which Tosi or Chisholm was the purchaser, or otherwise), shall be held by it as a part of the Collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Notes in the manner set forth in Section 3. Unless and until the Notes are paid in full, upon payment of a Note, the Secured Party holding any Collateral given to secure such Note



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shall not re-deliver or release any such Collateral to Borrower or any
Subsidiary, but shall deliver any such Collateral to the Secured Party whose
Note is then unpaid and outstanding. Notwithstanding anything in this Agreement to the contrary, however, Borrower agrees that all payments of principal it makes under the Notes shall be made to both Secured Parties in accordance with their respective Percentage Interests (except to the extent that a Secured Party may choose to convert part or all of such principal into shares of Borrower's common stock in accordance with the provisions of the applicable Loan Agreement).

         Section 3. Status of Collateral in Event of Default. Irrespective of the time, order or method of attachment, perfection or filing of liens or security interests in the Collateral granted to either of Secured Parties for either of the Notes, the net proceeds of any sale, enforcement or other disposition of any of the Collateral, following the occurrence of an Event of Default or the net proceeds of any distributions or credits received by a Secured Party following any marshaling of the assets of Borrower or a Subsidiary (whether in bankruptcy, reorganization, winding-up proceedings or similar proceedings, or otherwise), or following confirmation of a plan of arrangement or plan of reorganization of Borrower or a Subsidiary, shall be applied by Secured Parties or any of their respective agents, nominees or assigns, as follows:

                  (i) First, to the payment, of all costs and expenses incurred by a Secured Party including reasonable compensation to its agents and counsel;

                  (ii) Second, to the payment of the amounts due for principal of and interest on the Notes then outstanding, without preference or priority of such indebtedness owing to one Secured Party over another, or of principal over interest, or of interest over principal to the extent described in Section 1 hereof in accordance with the respective Percentage Interests of the Secured Parties;

                  (iii) Third, to the satisfaction of any subordinate lien or security interest in the Collateral to the extent required by law; and

                  (v) Fourth, to the payment to Borrower or a Subsidiary, its successors or assigns, or as a court of competent jurisdiction may direct, or otherwise as required by law, if any surplus is then remaining from such proceeds.

         Section 4. Expenses. By the terms of each of the Loan Agreements and the Security Instruments, Borrower agrees to pay to each of Secured Parties all reasonable expenses (including expenses for legal services) of or incident to the exercise or enforcement of any of the provisions thereof, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral, and for the care thereof and defending or asserting rights and claims of Secured Parties in respect thereto, by or otherwise, including expenses of insurance; and Secured Parties agree that all such expenses shall be indebtedness to a Secured Party to the extent incurred by a Secured Party and not paid by Borrower, secured by the Collateral under the Security Instruments.




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         Section 5. Rights of Secured Parties. Before or after the existence of any event of default under any Note, Loan Agreement or Security Instrument (an "Event of Default") and upon request of either Secured Party, Secured Parties shall meet or otherwise confer to establish written procedures to be taken by either or both Secured Parties for the protection, collection and enforcement of the Collateral. Neither Secured Party shall act with respect to the Collateral except in accordance with the written procedures as established by Secured Parties; however, if within fifteen (15) Business Days after a Secured Party has requested that Secured Parties meet or otherwise confer, if Secured Parties, notwithstanding their reasonable efforts made in good faith, have failed to meet or otherwise agree upon and establish such procedures, a Secured Party, in its sole reasonable discretion, in good faith and upon notice to the other Secured Party, may (but is not required to) take whatever action it deems necessary to protect and enforce the Collateral or the rights of such Secured Party under its Security Instruments. In any such case such Secured Party, in its own name or in the name of Borrower or a Subsidiary, may enforce any of the pledged Collateral or the security therefor by any mode provided under the applicable Security Instruments or by applicable law, and may collect, receive and receipt for all proceeds receivable on account of ownership of the pledged Collateral which proceeds shall be disbursed under the provisions of Section 3.

         Section 6. Notice of Action to Enforce Note. If either Secured Party desires to accelerate the maturity of its Note or to otherwise demand payment in accordance with the terms thereof prior to the stated maturity thereof, such Secured Party will first give the other Secured Party written notice of its intent to take such action, which notice shall be given no less than five (5) Business Days before the date of such action. Nothing herein contained shall affect or impair either Secured Party's right, which is absolute and unconditional, to enforce the payment of its Note; provided, however, that no Secured Party may enforce, or demand enforcement of, any rights or the Security Interests with respect to the Collateral except upon the terms and conditions elsewhere stated in this Agreement.

         Section 7. Learning of Default. Each Secured Party will promptly inform the other Secured Party of any Event of Default under its Loan Agreement or any Security Instrument to the extent that the party learning thereof considers such Event of Default to be a material, substantial or serious Event of Default.

         Section 8. Notices. All notices provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person; by courier; or by facsimile transmission; and a notice given under this Agreement is effective on receipt by the party to which such notice was sent. All notices to be sent to a party hereunder must be sent to or made at the addresses given for that party as follows:




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                           (a)      If to Tosi:

                                    3900 Thanksgiving Tower
                                    1601 Elm Street
                                    Dallas, Texas 75201
                                    Attention: Mr. David S. Hunt
                                    Fax: 214-880-7101

                           (b)      If to Chisholm:

                                    Chisholm Energy Partners, L.L.C.
                                    1160 Dairy Ashford, Suite 125
                                    Houston, Texas  77079
                                    Attention: John Chisholm
                                    Fax: 281-497-7974

or to such other address or telecopy number as a party may by written notice designate to the other party in accordance herewith.

         Section 9. Benefits. This Agreement is solely for the benefit of Tosi and Chisholm and their successors or assigns, and neither Borrower or a Subsidiary nor any other Person shall have any right, benefit, priority or interest under or by reason of this Agreement.

         Section 10. Term. This Agreement shall remain in effect until all the Notes are paid in full, notwithstanding the fact that either of the Loan Agreements may terminate prior to such time; provided, however, that Secured Parties may at any time mutually agree in writing to cancel this Agreement or any portions hereof.

         Section 11. Amendments, Waivers and Releases. No modification, amendment or supplement to this Agreement shall be made without the written consent of Secured Parties. No increase in the principal amount, change in the interest rate, or change in the term of payment of principal or interest of either of the Notes and no material modification, amendment or supplement to a Loan Agreement or a Security Instrument shall be made without the written consent of Secured Parties. Without the written consent of both Secured Parties, neither Tosi nor Chisholm shall waive any Event of Default of Borrower or a Subsidiary or voluntarily make or consent to any release, substitution or exchange of the Collateral. Notwithstanding the foregoing, however, it is recognized that defaults, such as misrepresentations of fact or failure to perform covenants which are not material to Secured Parties' credit decisions or position or interest payments which may on occasion be a few days late, are sometimes not declared against Borrower, and that the failure to declare a default by Tosi or Chisholm shall not, in and of itself, require any written consent of the other party to any waiver of such Event of Default unless Tosi or Chisholm specifically requests the other party to take or express some formal position with respect to such default.




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         Section 12. Joint Venture Disclaimer. Neither the execution of this
Agreement, nor the pro-rata treatment between Secured Parties in respect of the Notes and the proceeds of the Collateral, nor any agreement to share in profits or losses arising as a result of this Agreement, nor the actions of Tosi contemplated by Section 2 hereof is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between Secured Parties.

         Section 13. Trust Disclaimer. No right, duty or obligation of a Secured Party under or pursuant to this Agreement is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied, constructive trust or fiduciary relationship between Tosi and Chisholm. The parties hereto agree and stipulate that neither party is acting as a trustee for the other party.

         Section 14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters stated herein and therein and any other matters relating to the transactions described or referred to herein and therein. Therefore, this Agreement supersedes any other agreements or communications which may be deemed to be agreements between the parties hereto relating to said matters.

         Section 15. Multiple Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 16. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas.

         Section 17. Joinder of Borrower. Borrower and each Subsidiary join in the execution of this Agreement to acknowledge the terms and provisions hereof and to consent to Tosi's actions contemplated by Section 2 hereof. Borrower and each Subsidiary further acknowledge and agree that unless and until the Notes are paid in full, upon payment of a Note, the Secured Party holding such Note and any Collateral given to secure the same shall not be required to re-deliver or release any such Collateral to Borrower or any Subsidiary, such Secured Party being authorized and directed to deliver any such Collateral to a Secured Party whose Note is then unpaid and outstanding.

         Section 18. Arbitration. Any dispute related to this Agreement (a "Dispute") which is not resolved within any applicable resolution period, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then currently in effect, by an arbitrator (the "Arbitrator") appointed in accordance with such rules. Arbitration may be commenced upon written demand of any party to this Agreement for resolution of such Dispute. The arbitration hearing shall be conducted at a time and place set by the Arbitrator, provided that such hearing must occur within thirty (30) days of the appointment of the Arbitrator. The decision of the Arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The non-prevailing party shall pay all costs of the arbitration including the costs and fees (including reasonable attorneys fees) of the prevailing party.


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         Section 19. Acknowledgment and Release. The parties acknowledge and agree that Tosi holds, and will continue to hold, the Collateral that requires possession to perfect a security interest therein pursuant to the terms of
Section 2 hereof as an accommodation to Chisholm. As to any Tosi action or failure to act in connection with Tosi's holding of such Collateral prior to the date hereof, Chisholm, in consideration of Tosi's willingness to enter into this Agreement, hereby releases and discharges Tosi and its partners and each of their respective officers, directors, shareholders, members, partners, affiliates, employees, agents and representatives from and against any and all liabilities, obligations, claims, causes of action, debts, damages (including, without limitation, special, incidental, indirect or consequential damages, damages for loss of business profits, business interruption and loss of business interruption information), losses, penalties, fines, disputes, agreements, understandings, costs and expenses (including, without limitation, attorneys' fees, court costs and costs of investigation of each and every kind whatsoever, whether absolute or contingent, known or unknown, at any time, directly or indirectly) (collectively, the "Claims") in connection with any such action or failure to act. As to any Tosi action or failure to act in connection with the discharge of Tosi's efforts contemplated under Section 2 from and after the date hereof, Chisholm hereby releases and discharges Tosi and its partners and each of their respective officers, directors, shareholders, members, partners, affiliates, employees, agents and representatives from and against any and all Claims in connection with any such action or failure to act to the extent that any such action or failure to act shall not be attributable to Tosi's gross negligence or willful misconduct.

         Section 20. Contingent Effectiveness. Notwithstanding anything in this Agreement to the contrary, this Agreement shall be of no force and effect unless and until Tosi has received in cash the amount provided in Section 3 of that certain Agreement for Second Extension and Amendment of Loan Documents of even date herewith among, inter alia, Borrower and Tosi.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       TOSI, L.P.

                                       By:  Pitman Property Corp.,a Texas
                                              corporation, General Partner

                                            By  /s/ J. W. Beavers, Jr.
                                                J. W. Beavers, Jr., President

                                            "Tosi"

                                       CHISHOLM ENERGY PARTNERS, L.L.C.

                                       By   /s/ John Chisholm
                                       Its  Managing Director

                                                "Chisholm"


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APPROVED:

FLOTEK INDUSTRIES INC.

By       Jerry D. Dumas
Its

                  "Borrower"

PETROVALVE INTERNATIONAL INC.

By       Jerry D. Dumas
Its

PETROVALVE, INC.

By       Jerry D. Dumas
Its

USA PETROVALVE, INC.

By       Jerry D. Dumas
Its

TURBECO, INC.

By       Jerry D. Dumas
Its

                  "Subsidiaries"





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